UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 22, 2020

Summit Therapeutics Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36866	37-1979717
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Broadway, 14th Floor, Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617-514-7149

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value per share	SMMT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2020, the Board of Directors (the “Board”) of Summit Therapeutics Inc. (the “Company”) appointed Dr. Mahkam Zanganeh as the Company’s Chief Operating Officer.

Dr. Zanganeh, age 50, joins Summit from Maky Zanganeh and Associates Inc. (“MZA”), a company wholly owned by Dr. Zanganeh which provides consulting services to businesses in product development, research, and transactions, where she is the President and CEO. Prior to founding and leading MZA, Dr. Zanganeh held multiple leadership positions at Pharmacyclics, Inc., from 2008 to 2015, culminating in her role as Chief Operating Officer, where she oversaw all clinical, research, commercial and business-related matters. Dr. Zanganeh played a key role in the multimillion-dollar collaboration and license deal for ibrutinib with Janssen Biotech, Inc. in 2011, and the subsequent sale of Pharmacyclics to AbbVie Inc. in 2015.   She is currently a board member for Pulse BioSciences, Inc., RenovoRx, Inc., and since her election to the Board on November 11, 2020, for the Company. Dr. Zanganeh received her DDS from the Louis Pasteur University (France) and her MBA from Schiller International University (France).

Dr. Zanganeh will be paid an annual salary of $450,000 and have an annual bonus opportunity of up to 45% of her base salary, subject to certain performance targets. In addition, the Compensation Committee of the Board has granted Dr. Zanganeh options to purchase up to 2,400,000 shares of the Company’s common stock.

As previously reported, on November 6, 2020 the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the Mahkam Zanganeh Revocable Trust (the “Trust”) pursuant to which the Trust acquired 149,701 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) for an aggregate purchase price of approximately $500,000 in a private placement. In connection with the foregoing transaction, the Company entered into a Registration Rights Agreement with the Trust and another investor, dated November 6, 2020, pursuant to which the Company agreed to prepare and file with the SEC a registration statement within 60 days that would register for resale all Registrable Securities (as defined in the Registration Rights Agreement). As trustee of the Trust, Dr. Zanganeh may be deemed to beneficially own the securities of the Company owned by the Trust.

Until June 29, 2020, MZA had performed certain consultancy services for Summit Therapeutics plc (“Old Summit”) (the predecessor entity to the Company prior to the Company’s domestication as a Delaware corporation) in accordance with a Consulting Agreement by and between Old Summit and MZA (the “Consulting Agreement”), which was terminated on such date by mutual agreement in accordance with its terms. Pursuant to the Consulting Agreement, MZA received aggregate payments of approximately $450,000 and an allotment of warrants to purchase ordinary shares in Old Summit. The warrants granted to MZA were transferred to Dr. Zanganeh, other than a small number of warrants which were transferred to an employee of MZA. Dr. Zanganeh is the sole stockholder of MZA. Except as described herein, there are no transactions with the Company in which Dr. Zanganeh has an interest requiring disclosure pursuant to Item 404(a) of Regulation S-K.

In addition, on November 22, 2020, the Compensation Committee of the Board approved an increase to the annual base salary of the Company’s Chief Financial Officer, Michael Donaldson, in the amount of $30,000, bringing Mr. Donaldson’s salary to $390,000 per annum.

Item 8.01	Other Events.

On November 23, 2020, the Company issued a press release announcing the appointment of Dr. Zanganeh as Chief Operating Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated November 23, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUMMIT THERAPEUTICS INC.

Date: November 23, 2020	By:	/s/ Michael Donaldson
Michael Donaldson
Chief Financial Officer